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                                                                   EXHIBIT 10.14

                             MOLINA HEALTHCARE, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

     1. Establishment of Plan. Molina Healthcare, Inc. (the "Company") proposes to grant options to purchase shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), to eligible employees of the Company and its Participating Affiliates (as defined below) pursuant to this Employee Stock Purchase Plan (this "Plan"). For purposes of this Plan, "Parent Corporation" and "Subsidiary Corporation" shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). "Participating Affiliates" are Parent Corporations or Subsidiary Corporations that the Board of Directors of the Company (the "Board") designates from time to time as corporations that shall participate in this Plan. Affiliates may be designated as Participating Affiliates either before or after this Plan is approved by the Company's stockholders as provided in Section 22. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 15,000 shares of the Common Stock are reserved for issuance under this Plan. As of the last day of each fiscal year of the Company, the number of shares of Common Stock reserved for issuance under the Plan shall be increased by one percent of the issued and outstanding shares of Common Stock immediately after the end of such fiscal year, but in no event shall the total number of shares of Common Stock reserved for issuance exceed 55,000 shares. For purposes of clarification, all references to the number of shares reserved for issuance hereunder shall be construed to refer to the number of shares of the Company prior to the effectiveness of the merger contemplated by that certain Agreement of Merger between the Company and Molina Healthcare, Inc., a Delaware corporation, as amended (the "Reincorporation Merger").

     2. Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Affiliates with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Affiliates, and to provide an incentive for continued employment.

     3. Administration

     (a) This Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee in its sole discretion and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the

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Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

     (b) The Committee may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation: (a) a minimum payroll deduction amount required for participation in an Offering Period, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering Period, (c) a payroll deduction greater or less than the amount designated by a participant in order to adjust for the Company's delay or mistake in processing an Enrollment Form or in otherwise effecting a participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, (d) determination of the date and manner by which the Fair Market Value of the Common Stock is determined for purposes of administration of the Plan, (e) delegate responsibility for Plan operation, management and administration, subject to the Committee's oversight and control, on such terms as the Committee may establish, and (f) delegate to other persons the responsibility for performing appropriate functions as necessary, desirable or appropriate to further the purposes of this Plan.

     4. Eligibility. Any individual employed by the Company or the Participating Affiliates on the "Offering Date" of an "Offering Period" (each as defined in Section 5 below) is eligible to participate in such Offering Period except the following:

     (a) employees who are customarily employed for twenty (20) hours or less per week; and

     (b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Affiliates or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined power or value of all classes of stock of the Company or any of its Participating Affiliates; and

     (c) individuals who provide services to the Company or any of its Participating Affiliates as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

     5. Offering Periods. The offering periods of this Plan (each, an "Offering Period") shall be of six (6) months duration commencing on January 1 and July 1 of the Company's fiscal year; provided, however, that the first such Offering Period shall commence on the date (the "IPO Date") of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than on Forms S-4 or S-8 or their then equivalents, covering the

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offer and sale by the Company of its equity securities or such other events as a result of or following which the Common Stock shall be publicly held (the "Initial Public Offering") and shall end on December 31, 2003 (the "First Offering Period"). The first day of each Offering Period is referred to as the "Offering Date." The last day of each Offering Period is referred to as the "Purchase Date." The Committee shall have the power to change the Offering Dates or Purchase Dates and the duration of Offering Periods without stockholder approval if such change is announced prior to the start of the relevant Offering Period, or prior to such other time period as specified by the Committee; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the New York Stock Exchange is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

     6. Participation in this Plan. An employee may participate during an Offering Period on the first Offering Date after such employee satisfies the eligibility requirements set forth in Section 4 above and delivers an enrollment form in substantially the form attached hereto as Exhibit A (the "Enrollment Form") to the Company prior to such Offering Date, or such other time period as specified by the Committee; provided, however, that: the Company will automatically enroll on the IPO Date all employees eligible to participate in the Plan as determined under Section 4 as of such date, and such eligible employees shall be deemed to have completed an Enrollment Form specifying a contribution rate to the Plan equal to ten percent (10%) of each such employee's "Compensation" (as defined in Section 9 below). Notwithstanding the foregoing, the Committee may set a later time for filing the Enrollment Form authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not timely deliver an Enrollment Form to the Company after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period until filing an Enrollment Form with the Company prior to the applicable Offering Date, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. A participant who has not otherwise withdrawn from this Plan under Section 11 is not required to file any additional Enrollment Form in order to continue participation in this Plan. However a participant may deliver a new Enrollment Form for a subsequent Offering Period in accordance with the procedures set forth in this Section 6 if the participant wishes to change any of the elections contained in the participant's then effective Enrollment Form.

     7. Grant of Option on Enrollment. Enrollment by an eligible employee in an Offering Period under this Plan will constitute the grant (as of the Offering Date for such Offering Period) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Offering Period (or, if applicable for those employees participating in the First Offering Period, the amount of the lump sum cash payment required to purchase shares

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pursuant to Sections 6 and 9) by (b) the Per Share Purchase Price as determined pursuant to Section 8 below (but in no event less than the par value of a share of Company's Common Stock), provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to
Section 10 below with respect to the applicable Purchase Date. The Fair Market Value of a share of the Company's Common Stock shall be determined as provided in Section 8 below.

     8. Purchase Price. The purchase price per share ("Per Share Purchase Price") at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

     (a) The Fair Market Value on the Offering Date; or

     (b) The Fair Market Value on the Purchase Date.

     For purposes of this Plan, the term "Fair Market Value" of the Common Stock on any given date means (i) the last reported closing price for a share of Stock on the New York Stock Exchange or, (ii) in the absence of reported sales on the New York Stock Exchange on a given date, the closing price of the New York Stock Exchange on the last date on which a sale occurred prior to such date; or (iii) if the stock is no longer publicly traded on the New York Stock Exchange, the Committee in good faith shall determine Fair Market Value; provided that, if the date for which the Fair Market Value is determined is the first day when trading prices for the Stock are reported on the New York Stock Exchange, the Fair Market Value shall be the public offering price set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

     9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

     (a) The purchase price of the shares shall be accumulated by regular payroll deductions made during each Offering Period; provided, however, that the purchase price of the shares for the First Offering Period shall be paid by the participant in a lump sum cash payment on such Offering Period's Purchase Date (unless the participant makes an election to commence payroll deductions pursuant to Section 9(b) below). The deductions are made as a percentage of the participant's Compensation in one percent (1%) increments not less than one percent (1%) (except as a result of an election pursuant to Section 9(c) to stop payroll deductions during an Offering Period), nor greater than fifteen percent (15%) or such lower limit set by the Committee. "Compensation" shall mean all W-2 cash compensation, including base salary, wages, commissions, overtime, shift premiums and bonuses, provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Notwithstanding the foregoing, Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers' compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above. Payroll deductions shall

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commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan; provided, however, that payroll deductions for the First Offering Period shall only commence if the participant makes an election pursuant to
Section 9(b) below.

     (b) A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new Enrollment Form, in which case the new rate shall become effective for the next payroll period commencing after the Company's receipt of the Enrollment Form and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new Enrollment Form prior to the beginning of such Offering Period, or prior to such other time period as specified by the Committee. Additionally, and notwithstanding the foregoing, during the First Offering Period, a participant may only elect to have the purchase price of the shares accumulated by regular payroll deductions by filing with the Company an Enrollment Form after the IPO Date and on or before December 31, 2003.

     (c) A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a revised Enrollment Form. Such reduction shall be effective beginning with the next payroll period after the Company's receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant's account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section (e) below. A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

     (d) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     (e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a revised Enrollment Form withdrawing from the Plan before such Purchase Date in accordance with Section 11, the Company shall apply the funds then in the participant's account (or, if applicable, the lump sum cash payment received from the participant) to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Per Share Purchase Price shall be as specified in Section 8. Any cash remaining in such participant's account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period. If this Plan has been oversubscribed, all funds not used to purchase

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shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

     (f) As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant's benefit representing the shares purchased upon exercise of his or her option, subject to compliance with Section 24 below.

     (g) During a participant's lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     10. Limitations on Shares to be Purchased.

     (a) No participant shall be entitled to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Parent Corporation or Subsidiary Corporation, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit; provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

     (b) No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Prior to the commencement of any Offering Period or before such time period as specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (the "Maximum Share Amount"). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount before commencing the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

     (c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable.

     (d) Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest, provided that, any amount remaining in such participant's account which is less than the amount necessary to purchase a full share of Common Stock of the

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Company shall be carried forward, without interest, into the next Offering
Period or Offering Period.

     11. Withdrawal.

     (a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a revised Enrollment Form indicating such participant's intention to withdraw. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

     (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. If a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan commencing after such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

     12. Termination of Employment. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Affiliate, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Affiliate in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     13. Return of Payroll Deductions. If a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or if this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the

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Company shall not be deemed to have been "effected without receipt of consideration". Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 14 shall be rounded down to the nearest whole number, and in no event may the Per Share Purchase Price be decreased to an amount less than the par value, if any, of the Common Stock. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Notwithstanding the foregoing, the required adjustment under this Section 14 in connection with the effectiveness of the Reincorporation Merger shall be consistent with the adjustment made to all then outstanding shares of the Common Stock of the Company.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and either give each participant the right to purchase shares under this Plan prior to such termination or return all accumulated payroll deductions to each participant, without interest. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction (including pursuant to the Reincorporation Merger), or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, provided that the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, (each a "Sale Event") the Company shall apply the funds contributed under the Plan to the purchase of shares of Common Stock pursuant to the provisions of Section 9 immediately prior to the effective date of such Sale Event. Notwithstanding the foregoing, the surviving, continuing, successor or purchasing corporation or parent corporation thereof (the "Acquiring Corporation"), may elect to assume the Company's rights and obligations under the Plan and, in that event, there shall be no purchase before the end of the Offering Period in which the Sale Event occurs.

     The Committee may, if it so determines in its sole discretion, also make provision for adjusting the share reserve set forth in Section 1, as well as the price per share of Common Stock covered by each outstanding option, solely in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; provided, however, that upon the effectiveness of the Reincorporation Merger, the number of shares set forth in Section 1 shall be automatically adjusted on the same basis as each outstanding share of the Common Stock of the Company immediately prior to the effect of the Reincorporation Merger.

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     15. Withholding. The participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Company or any of its Participating Affiliates, if any, which arise in connection with participation in the Plan. The Company and its Participating Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     16. Nonassignability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

     17. Reports. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive as soon as practicable after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

     18. Notice of Disqualifying Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two
(2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

     19. No Rights as Stockholder or to Continued Employment. A participant shall have no rights as a stockholder by virtue of participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the participant's purchase right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 14. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Affiliate, or restrict the right of the Company or any Participating Affiliate to terminate such employee's employment at any time.

     20. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the

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Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Term; Stockholder Approval. This plan shall be effective on the date (the "Effective Date") immediately prior to effectiveness of the Reincorporation Merger. All references to the number or type of shares reserved for issuance under the Plan shall be adjusted to take into account changes in the Company's capital structure due to the Reincorporation Merger as provided under Section
14. Notwithstanding the effectiveness of the Reincorporation Merger, no Offering Period may commence before the IPO Date. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) July 24, 2012.

     23. Designation of Beneficiary

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of any Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     24. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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     25. Applicable Law. The Plan shall be governed by the substantive laws
(excluding the conflict of laws rules) of the State of California.

     26. Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that (i) any such termination cannot affect options previously granted under this Plan unless the Board determines that the termination of the Plan immediately following any Purchase Date is in the best interests of the Company and its stockholders, (ii) any amendment may not adversely affect the previously granted purchase right of any participant unless permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the Common Stock under applicable federal, state or foreign securities laws, and (iii) any amendment must be approved by the stockholders of the Company in accordance with Section 2 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

     (a) increase the number of shares that may be issued under this Plan;

     (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or

     (c) any other action taken by the Board that, by its terms, is contingent on stockholder approval.

     Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on July 23, 2002.

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